Exhibit 99.2

EVOLUTION ROBOTICS, INC. Financial Statements and Review Report For the Six Months Ended June 30, 2012

EVOLUTION ROBOTICS, INC.

INDEX

Page

Independent Accountants’ Review Report	1

Financial Statements:

Balance Sheets	2

Statements of Operations	3

Statement of Stockholders’ Deficit	4

Statements of Cash Flows	5

Notes to Financial Statements	6 - 27

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INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

Shareholder of

Evolution Robotics, Inc.

Pasadena, California

We have reviewed the accompanying balance sheet of Evolution Robotics, Inc. (“Company”) as of June 30, 2012, and the related statements of operations and cash flows for the six-month periods ended June 30, 2012 and 2011, and stockholders’ deficit for the six month period ended June 30, 2012. This interim financial information is the responsibility of the company’s management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the interim financial information referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

Note 1 of the Company’s financial statements as of December 31, 2011, and for the year then ended discloses that the Company has suffered recurring losses and negative cash flows from operations, and has been dependent on equity and debt financing to fund its operations. Our auditor’s report on those financial statements includes an explanatory paragraph referring to matters in Note 1 to those financial statements and indicating that these matters raised a substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the unaudited interim financial information as of June 30, 2012, the Company has suffered recurring losses and negative cash flows from operations, and has an accumulated deficit of $40,403,000 at June 30, 2012. The Company is still dependent on equity and debt financing to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern as of June 30, 2012. Management’s plans in regard to these matters are also described in Note 1. The accompanying interim financial information does not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet of the Company as of December 31, 2011, and the related statements of operations, stockholders’ deficit, and cash flows for the year then ended (not presented herein); and in our report dated August 31, 2012, we expressed an unqualified opinion with a going concern explanatory paragraph on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2011, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived

December 3, 2012

EVOLUTION ROBOTICS, INC.

UNAUDITED BALANCE SHEETS

(in thousands, except share data)

	June 30,	December 31,
	2012	2011
Assets:

Current assets:
Cash and cash equivalents	$2,995	$818
Accounts receivable, net	129	2,206
Inventory	2,935	5,437
Prepaid expenses and other current assets	360	41

Total current assets	6,419	8,502
Property and equipment, net	424	449
Other assets	204	204

Total Assets	$7,047	$9,155

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit

Current liabilities:
Accounts payable	$1,897	$5,506
Accrued expenses	577	804
Accrued compensation	375	459
Deferred revenue	100	—
Payable to related party	60	530
Notes and accrued interest payable to related parties	—	3,303
Current portion of bank loan	667	2,721

Total current liabilities	3,676	13,323

Bank loan, less current portion	287	589
Other liabilities	1,365	800

Total liabilities	5,328	14,712

Commitments and contingencies (Note 11)

Convertible preferred stock, $0.001 par value, 41,499,535 and 31,955,862 shares authorized at June 30, 2012 and December 31, 2011, respectively; 36,266,204 and 27,215,862 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively; liquidation preference of $36,266 and $27,216 at June 30, 2012 and December 31, 2011, respectively	36,407	27,017

Stockholders’ Deficit:
Common stock, Class A, $0.001 par value; 50,536,351 and 55,529,238 shares authorized at June 30, 2012 and December 31, 2011, respectively; 596,876 and 148,424 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	1	—
Common stock, Class B, $0.001 par value; 1,000 shares authorized, no shares issued and outstanding at June 30, 2012 and December 31, 2011	—	—
Special stock, $0.001 par value; 1 share authorized, issued and outstanding at June 30, 2012 and December 31, 2011	—	—
Additional paid-in capital	5,714	1,167
Accumulated deficit	(40,403)	(33,741)

Total stockholders’ deficit	(34,688)	(32,574)

Total Liabilities, Convertible Preferred Stock and Stockholders’ Deficit	$7,047	$9,155

See accompanying summary of accounting policies, notes to the financial statements and independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

UNAUDITED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2012 and 2011

(in thousands)

	Six Months Ended
	June 30, 2012	June 30, 2011
Revenue:
Product revenue	$4,240	$5,195
Other revenue	119	570

Total revenue	4,359	5,765

Cost of revenue:
Cost of product revenue	3,198	3,742
Cost of other revenue	414	261

Total cost of revenue	3,612	4,003

Gross margin	747	1,762

Operating expenses:
Sales and marketing	2,359	2,711
Research and development	1,747	1,480
General and administrative	868	914

Total operating expenses	4,974	5,105

Operating loss	(4,227)	(3,343)

Other income (expense):
Interest income (expense):
Interest on bank loan and notes to investors	(284)	(242)
Beneficial conversion feature from Series C conversion	(1,564)	—
Warrants issued on notes to investors	(434)	—

Total interest income (expense)	(2,282)	(242)
Change in fair value of warrants	(153)	—

Total other income (expense)	(2,435)	(242)

Net loss	$(6,662)	$(3,585)

See accompanying summary of accounting policies, notes to the financial statements and independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

UNAUDITED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(in thousands, except share data)

	Common Stock - Class A		Common Stock - Class B		Special Stock		Additional Paid-In Capital	Accum. Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount

Balance at December 31, 2011	148,424	$—	—	$—	1	$—	$1,167	$(33,741)	$(32,574)

Conversion of Series A and Series B convertible preferred stock to common stock	2,721,585	3	—	—	—	—	27,014	—	27,017
Conversion of common stock to Series AA and Series BB convertible preferred stock	(2,273,133)	(2)	—	—	—	—	(22,530)	—	(22,532)
Stock-based compensation	—	—	—	—	—	—	63	—	63
Net loss	—	—	—	—	—	—	—	(6,662)	(6,662)

Balance at June 30, 2012	596,876	1	—	$—	1	$—	$5,714	$(40,403)	$(34,688)

See accompanying summary of accounting policies, notes to the financial statements and independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2012 and 2011

(in thousands)

	Six Months Ended
	June 30, 2012	June 30, 2011
Cash flows from operating activities:
Net loss	$(6,662)	$(3,585)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27	53
Amortization of debt discount	2,030	17
Change in fair value of warrant liability	153	—
Stock-based compensation	63	39
Changes in operating assets and liabilities:
Accounts receivable, net	2,077	1,794
Inventory	2,502	(2,141)
Prepaid expenses and other assets	(319)	(47)
Accounts payable	(3,609)	1,309
Accrued expenses	(249)	233
Accrued compensation	(84)	(4)
Deferred revenue	100	(20)
Payable to related party	(470)	156
Accrued interest due to related parties	102	—

Net cash used in operating activities	(4,339)	(2,196)

Cash flows from investing activities:
Purchases of property and equipment	(2)	—

Net cash used in investing activities	(2)	—

Cash flows from financing activities:
Issuance of Series C preferred stock, net of issuance costs	7,406	—
Borrowings on Term Debt	—	1,000
Payments on Term Debt	(334)	(250)
Payments on A/R Line, net	(2,054)	—
Note financings from related parties	1,500	—

Net cash provided by financing activities	6,518	750

Net increase in cash and cash equivalents	2,177	(1,446)

Cash and cash equivalents at beginning of period	818	2,305

Cash and cash equivalents at end of period	$2,995	$859

Supplemental Cash Flow Information:
Cash paid for:
Interest	$214	$69
Income taxes	$—	$—

Supplemental schedule of non-cash investing and financing activities:
Conversion of notes and accrued interest to related parties to Series C convertible preferred stock	$4,905	$—
Conversion of Series A and Series B convertible preferred stock to common stock	$27,017	$—
Conversion of common stock to Series AA and Series BB convertible preferred stock	$22,532	$—

See accompanying summary of accounting policies, notes to the financial statements and independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

1.	Nature of Business

Evolution Robotics, Inc. (“Evolution” or the “Company”) is a Delaware corporation which was formed in January 2007. The Company began principal operations on January 4, 2008 when its parent, Future Vision, Inc. (“Future Vision” and formerly known as Evolution Robotics, Inc.), contributed the employees, assets, operations and intellectual property of its consumer products technology division into the Company in exchange for 13,333,333 shares of Series A convertible preferred stock with an estimated fair value of $13,333,333. The contribution of assets between entities under common control was recorded at historical cost and the difference between the historical cost of the assets and the fair value of the preferred stock was recorded as an adjustment to the opening accumulated deficit. The Company develops intelligent products and solutions for the consumer products industry using its proprietary vision and localization software. Since mid-2009 the Company has principally focused its efforts on the development and direct distribution of the MINT robotic, hard-surface floor cleaning appliance.

At June 30, 2012, Idealab Holdings, LLC owned a special share of voting stock which gave it the right to vote 80% of the outstanding voting securities of the Company (see Note 7). Idealab Holdings, LLC is a wholly owned subsidiary of Idealab, a creator and operator of technology businesses. Idealab Holdings, LLC also owns the majority of the outstanding voting securities of Future Vision, which is an investor in the Company.

The Company’s financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company has incurred recurring losses from operations and negative cash flows from operating activities since inception, and has an accumulated deficit of $40,403,000 at June 30, 2012. The Company has been dependent on equity and debt financing to fund its operations. Management plans to expand the Company’s revenue base by marketing the MINT product to a larger number of U.S. retailers and expanding its product offering into foreign markets. The Company is also developing additional intelligent, robotic consumer products. The Company does not know whether it will be able to raise additional financing or financing on terms favorable to the Company or if it will ultimately achieve profitability on a stand-alone basis.

The Company’s industry is competitive and characterized by ongoing technological advances. The Company is subject to risks common to companies in the technology and consumer products industries including, but not limited to, development of new technological innovations by the Company or its competitors, dependence on key customers or sole source suppliers for materials, a change in the demand for consumer products and protection of proprietary technologies.

2.	Summary of Significant Accounting Policies

A summary of the significant accounting policies followed by the Company in the preparation of the accompanying financial statements is set forth below.

Basis of Presentation

The accompanying financial statements reflect the stand-alone operations of the Company. Certain services are provided to the Company by Idealab and such services are billed to the Company at amounts which approximate their cost (Note 10).

The accompanying interim financial statements have been prepared in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 270, Interim

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

Reporting, and should be viewed as an integral part of the annual period. In the opinion of management, all adjustments necessary to state fairly the Company’s statement of financial position at June 30, 2012 and results of operations and cash flows for the six months ended June 30, 2012 and June 30, 2011, have been made. The results of operations and cash flows for any interim period are not necessarily indicative of the operating results and cash flows for the full year or any future periods.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in operating bank accounts and a money market account and therefore the carrying amount approximates fair value.

Concentration of Credit Risk and Significant Customers

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances. All of the Company’s non-interest bearing cash balances were fully insured at June 30, 2012 and December 31, 2011 due to a temporary federal program in effect from December 31, 2011 through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. There were no interest-bearing amounts in excess of federally insured limits at June 30, 2012 or December 31, 2011.

With respect to accounts receivable, the Company generally does not require collateral or other security against accounts receivable and periodically evaluates whether a reserve for potential credit losses is necessary. No allowance for doubtful accounts was recorded at June 30, 2012 or December 31, 2011, based on an evaluation of the collectability of the Company’s outstanding accounts receivable.

Customers comprising more than 10% of revenues for the six months ended June 30, 2012 and June 30, 2011 were as follows:

	Six Months Ended
	June 30, 2012	June 30, 2011

Customer A	34%	48%
Customer B	14%	1%
Customer C	13%	1%
Customer D	9%	12%
Customer E	4%	0%
Customer F	3%	0%
Customer G	2%	19%

Customers comprising more than 10% of accounts receivable at June 30, 2012 and December 31, 2011 were as follows:

	June 30, 2012	December 31, 2011

Customer A	50%	23%
Customer B	5%	0%
Customer C	14%	7%
Customer D	4%	4%
Customer E	13%	26%
Customer F	1%	25%
Customer G	3%	7%

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

At June 30, 2012 and December 31, 2011, one supplier represented 79% and 68% of accounts payable, respectively. The Company has historically been primarily dependent on large U.S. retailers as resellers of its products and therefore has a limited customer base. In addition, the Company is dependent upon a single manufacturer of the MINT floor cleaning appliance, however, other manufacturers could be identified with minimal disruption to the Company.

Inventories

Inventories are primarily comprised of finished goods and are stated at lower of cost or market. Cost is determined using the first-in, first-out method. Market represents the lower of replacement cost or estimated net realizable value. The Company fully reserves the cost of products returned by end users due to the fact that the Company does not have an established program to refurbish and liquidate returned product.

Property and Equipment

Property and equipment are generally comprised of product tooling, computer equipment, furniture and fixtures and leasehold improvements and are recorded at cost. Provisions for depreciation are based on the estimated useful lives using the straight-line method over a period of three years. Product tooling is depreciated over its useful life based on the number of units produced. Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. Expenditures for repairs and maintenance are expensed as incurred.

Impairment of Long-Lived Assets

The Company identifies and records impairment losses on long-lived assets, primarily property and equipment, when events or changes in circumstances indicate that such assets might be impaired and the carrying value may not be recoverable. Events or changes in circumstances that may indicate that an asset is impaired include significant decreases in the market value of an asset, a change in the extent or manner in which an asset is used, loss of key management or personnel, changes in the business model or strategy and competitive forces. If events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and the expected undiscounted future cash flow attributable to the asset is less than the carrying amount of the asset, an impairment loss equal to the excess of the asset’s carrying value over its fair value is recorded. Fair value is determined based on the present value of estimated future cash flows using a discount rate commensurate with the risk involved, quoted market prices, appraised values or values at which independent third parties have acquired such assets, depending on the nature of the assets. There were no adjustments due to impairment of long-lived assets during the six months ended June 30, 2012 or June 30, 2011.

Fair Value Measurements

The Company applies certain provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 820, Fair Value Measurements and Disclosures, which establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and expands on required disclosures about fair value measurement. The provisions of ASC 820 relate to financial and nonfinancial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring basis. The fair value guidance establishes a three-tiered hierarchy that draws a distinction between market participants assumptions based on (i) quoted prices (unadjusted) in active markets for identical assets and liabilities (Level 1), (ii) inputs other than quoted prices in active markets that are observable either directly or indirectly (Level 2) and (iii) unobservable inputs that require the Company to use present value and other techniques in the determination of fair value (Level 3).

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, accrued compensation, and notes and accrued interest to related parties approximate fair value because of their short maturities. Borrowings under the Company’s bank loans bear floating rates of interest that reset periodically to a market benchmark rate plus a credit margin. The Company believes the effective interest rate of the bank loan agreement approximates current market rates for such indebtedness at June 30, 2012 and December 31, 2011. The Company believes the carrying amount of its floating rate debt approximates its fair value at June 30, 2012 and December 31, 2011. Certain assets are also subject to measurement at fair value on a nonrecurring basis, if they are deemed to be impaired as the result of an impairment review. During the six months ended June 30, 2012 and June 30, 2011, no impairments were recorded on those assets required to be measured at fair value on a nonrecurring basis.

For financial assets and liabilities that utilize Level 1 and Level 2 inputs, the Company utilizes both direct and indirect observable price quotes, including quoted market prices (Level 1 inputs) or inputs that are derived principally from or corroborated by observable market data (Level 2 inputs). Level 3 instruments use unobservable inputs and require management judgment due to the absence of quoted market prices, inherent lack of liquidity and the long-term nature of such financial instruments. The following table presents information about assets required to be carried at fair value on a recurring basis at June 30, 2012:

	Level 1	Level 2	Level 3	Total

Cash and cash equivalents	$2,995,000	$—	$—	$2,995,000
Preferred stock warrants	—	—	1,180,000	1,180,000

	$2,995,000	$—	$1,180,000	$4,175,000

The following table presents information about assets required to be carried at fair value on a recurring basis at December 31, 2011:

	Level 1	Level 2	Level 3	Total

Cash and cash equivalents	$818,000	$—	$—	$818,000
Preferred stock warrants	—	—	593,000	593,000

	$818,000	$—	$593,000	$1,411,000

There were no transfers in or out of Levels 1, 2 or 3 during the six months ended June 30, 2012 or June 30, 2011.

Revenue Recognition

The Company recognizes revenue from sales of consumer products under the terms of the customer agreement upon transfer of title and risk of loss to the customer, net of estimated returns, provided that collection is determined to be reasonably assured and no significant obligations remain. Sales

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

to resellers are typically subject to agreements allowing for limited rights of return and customer discount programs. Accordingly, the Company reduces revenue for its estimates of liabilities for these rights of return at the time the related sale is recorded. Due to the uncertainty of the condition or marketability of products returned by end users the Company does not record the cost of estimated returns into inventory. The Company makes an estimate of sales returns for products sold by resellers directly based on historical returns experience and other relevant data. The Company has aggregated and analyzed historical returns from resellers and end users which form the basis of its estimate of future sales returns by resellers or end users. If actual returns differ significantly from its estimates, such differences could have a material impact on the Company’s results of operations for the period in which the returns become known. The estimates for returns are adjusted periodically based upon historical rates of returns. The estimates and reserve for customer discounts are based on specific programs, expected usage and historical experience. Actual results could differ from these estimates.

Sales of the Company’s consumer products are highly seasonal with a large proportion of product revenue occurring in the third and fourth calendar quarters. As a result of the larger proportion of sales in the third and fourth calendar quarters the Company generally receives a large proportion of actual product returns in the first calendar quarter.

The Company also derives revenue from other sources, comprised of the following:

Software license agreements - The Company licenses its software and provides post contract support (“PCS”) generally consisting of maintenance, technical support and when and if available upgrades of the software. The licensing fee is allocated to each respective element of the arrangement (including PCS) based on its vendor-specific objective evidence (“VSOE”) of fair value and recognized for each element when the following revenue recognition criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the fee is fixed and determinable and (4) collectability is probable. The Company’s software licenses generally include PCS for a specified term and may be renewed for additional terms at the option of the customer. The Company does not have a history of selling PCS services separately from its licensing agreements or a history of charging a substantive stated renewal rate for PCS, therefore the Company has not established VSOE and cannot allocate the licensing fee to each respective element sold. As a result, revenue for software license agreements is recognized on a straight-line basis over the term of the PCS obligation commencing at the beginning of the PCS term.

Development agreements - The Company enters into agreements to develop prototype consumer products using its proprietary vision and navigation hardware and software systems. The Company considers these contracts to be within the scope of ASC 605-35 Construction-Type and Production-Type Contracts. The Company recognizes revenue for such contracts using the percentage-of-completion method of accounting. Under this method revenue is recognized as work is performed based on specific output milestones. Since the Company is generally delivering a tangible consumer product to the customer at various stages of development management considers specific output milestones to be the best available measure of progress on the contracts.

Contract costs for development agreements generally include direct labor costs. Management prepares detailed budgets at the inception of its development agreements and monitors the time, effort and progress toward meeting each output milestone. Provisions for estimated losses on uncompleted development agreements, if any, are recognized in the period in which the loss first becomes probable and reasonably estimable. No loss provisions were necessary during the six months ended June 30, 2012 or June 30, 2011. Changes in direct labor performance and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined.

Funded Research agreements - The Company enters into cost-plus-fixed-fee (“CPFF”) type contracts funded by agencies of the U.S. government. The Company recognizes revenue based on costs

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

incurred plus a pro rata portion of the total fixed fee. Costs incurred include labor, incurred by the Company and subcontractors, that is directly associated with individual CPFF contracts plus indirect overhead and general and administrative type costs. The Company is required to submit incurred cost reports to the governmental agencies each year to substantiate the indirect billing rates. These final billing rates are subject to audit by the Defense Contract Audit Agency (“DCAA”), which can occur several years after the final billing rates are submitted and may result in material adjustments to revenue recognized based on estimated final billing rates. As a result of an audit of 2008, agency auditors determined that the Company was not compliant with certain administrative program requirements and placed the Company on a billing hold until such time as the Company becomes compliant. As a result of the billing hold, the Company has only recognized revenue to the extent that CPFF billings have been paid. The Company has taken actions to remediate instances of noncompliance; however, if the Company is ultimately found to be noncompliant with material requirements of the contracts, the contracting agency may terminate the contracts for default and the Company may be liable to the contracting agency for excess reprocurement costs. The Company did not recognize any revenue during the six months ended June 30, 2012 in connection with funded research agreements. The Company recognized $138,000 in revenue during the six months ended June 30, 2011 in connection with funded research agreements.

Research and Software Development Costs

Research and development costs are expensed as incurred. Capitalization of software development costs for software to be sold, leased, or otherwise marketed begins upon the establishment of technological feasibility, which is generally the completion of a working prototype that has been certified as having no critical bugs and is a release candidate. Amortization begins once the software is ready for its intended use, generally based on the pattern in which the economic benefit will be consumed. To date, software development costs incurred between completion of a working prototype and general availability of the related product have not been material and accordingly no costs have been capitalized.

Sales and Marketing Costs

The Company expenses advertising costs as incurred. Advertising expense is included in sales and marketing expenses in the accompanying statements of operations and was approximately $1,841,000 for the six months ended June 30, 2012, and approximately $1,631,000 for the six months ended June 30, 2011.

Warranty Obligations

The Company provides a product warranty for manufacturing defects in materials and workmanship for a period of one year from the date of purchase by an end user. For products returned directly to the Company with valid warranty claims, the Company has the option to repair, adjust, or replace the products with new or reconditioned products. To date, the costs of providing replacement products have not been significant. As of June 30, 2012 and December 31, 2011, the Company has provided for estimated future warranty costs of approximately $53,000, representing its best estimate of the likely expense of fulfilling its obligations for product warranties. The Company closely monitors and evaluates its products in an effort to ensure the quality of its products and to reduce warranty exposure. If the costs of providing replacement products for actual warranty claims differ from the Company’s estimates, accrued warranty costs could be adjusted in the period in which these actual costs become known.

Income Taxes

Income taxes are accounted for using the asset and liability method whereby deferred income tax assets and liabilities are recognized based on the differences between the financial statement reporting and tax bases of the Company’s assets and liabilities. Deferred income tax assets and liabilities are measured

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

using enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when available evidence indicates that it is more likely than not that all or a portion of the net deferred income tax assets will not be realized.

Stock-Based Compensation

The Company recognizes compensation expense related to employee option grants in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”).

ASC 718 requires companies to estimate the fair value of stock option awards on the grant date using an option pricing model. Employee stock-based compensation recognized is measured using the Black-Scholes option pricing model for estimating the fair value of options granted under the Company’s stock option plan. The Company has elected to treat share-based payment awards with graded vesting schedules and time-based service conditions as a single award and recognizes stock-based compensation on a straight-line basis, net of estimated forfeitures, over the requisite service period. The assumptions that were used to calculate the grant date fair value of the Company’s employee and non-employee stock option grants for the six months ended June 30, 2012 and June 30, 2011 were as follows:

	Six Months Ended
	June 30, 2012	June 30, 2011
Risk-free interest rate	1.24%	2.55%
Expected term (in years)	6.31	6.39
Dividend yield	0%	0%
Expected volatility	60%	60%
Weighted-average estimated fair value	$0.19	$0.15

The expected term of employee stock options represents the weighted-average period that the stock options are expected to remain outstanding. In estimating the expected term for options granted to employees during the six months ended June 30, 2012 and June 30, 2011, the Company applied the simplified method from Staff Accounting Bulletin (“SAB”) Topic No. 14, Share-Based Payments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term.

The Company determined the expected volatility assumption using the frequency of daily historical prices of comparable public companies common stock for a period equal to the expected term of the options. The Company will continue to monitor peer companies and other relevant factors used to measure expected volatility for future stock option grants.

The risk-free interest rate assumption is based upon observed interest rates on the United States government securities appropriate for the expected term of the Company’s employee stock options.

The dividend yield assumption is based on the Company’s history and expectation of dividend payouts. The Company has never declared or paid any cash dividends to its stockholders, and the Company does not anticipate paying any cash dividends in the foreseeable future.

As stock-based compensation expense recognized in the Company’s statement of operations for the six months ended June 30, 2012 and June 30, 2011, is based on awards ultimately expected to vest, the amount has been reduced by estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on the Company’s historical experience and future expectations.

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

For purposes of financial accounting for stock-based compensation, the Company has determined the fair values of its options based in part on the work of third-party valuation specialists utilizing Level 3 valuation inputs. The determination of stock-based compensation is inherently uncertain and subjective and involves the application of valuation models and assumptions requiring the use of judgment. If the Company had made different assumptions, its stock-based compensation expense, and its net loss could have been significantly different.

Warrants Exercisable into Convertible Preferred Stock

In accounting for preferred stock warrants, the Company applies the provisions of ASC 480-10 Distinguishing Liabilities from Equity (“ASC 480-10”). ASC 480-10 requires freestanding warrants and other similar instruments on shares that are redeemable (either puttable or mandatorily redeemable) to be classified as liabilities. The Company has issued warrants which are exercisable into convertible preferred stock in connection with its credit facility arrangement and note financings from its investors (see Note 7). The Company has determined that the preferred stock warrants contain contingently puttable features associated with the deemed liquidation preferences upon a change-in-control. Accordingly, the preferred stock warrants have been recorded as other liabilities in the accompanying balance sheet. The preferred stock warrants are carried at their fair values at the date of issuance with subsequent changes in fair value at each reporting period recorded in other income (expense) in the accompanying statement of operations. The warrants are exercisable either through cash payment of the exercise price or through net-share settlement at the option of the holder. The fair value of the preferred stock warrants increased by $153,000 during the six months ended June 30, 2012. There was no change in the fair value of the preferred stock warrants for the six months ended June 30, 2011.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

On an ongoing basis, management evaluates these estimates and judgments, including those related to the timing and recognition of revenue, sales returns, bad debts, warranty claims, inventory reserves, income taxes, warrants and assumptions used in valuing stock-based compensation instruments. The Company bases these estimates on historical and anticipated results, and trends and on various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. The Company may engage third party valuation specialists to assist with estimates related to the valuation of its common stock. Such estimates often require the selection of appropriate valuation methodologies and models, and significant judgment in evaluating ranges of assumptions and financial inputs.

These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results may differ from the Company’s estimates.

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

Recent Accounting Pronouncements

In May 2011, the FASB issued amended guidance on fair value measurement and related disclosures. The new guidance clarifies the concepts applicable for fair value measurement of non-financial assets and requires the disclosure of quantitative information about the unobservable inputs used in a fair value measurement. This guidance is effective for reporting periods beginning after December 15, 2011, and will be applied prospectively. The adoption of this guidance did not have a material impact on the Company’s financial statements.

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

3.	Balance Sheet Amounts

	June 30, 2012	December 31, 2011
Accounts receivable:
Accounts receivable, gross	$939	$4,973
Less: Returns reserve	(558)	(1,440)
Less: Reserve for customer discounts	(252)	(1,327)

Accounts receivable, net	$129	$2,206

Inventory:
Raw materials	$424	$558
Finished goods	2,511	4,879

	$2,935	$5,437

Property and Equipment, net:
Computer equipment	$57	$55
Furniture and fixtures	46	46
Product tooling	447	447
Leasehold improvements	222	222

	772	770
Less: Accumulated depreciation	(348)	(321)

	$424	$449

Total depreciation expense on property and equipment was $27,000 for the six months ended June 30, 2012, including $4,000 of depreciation expense on product tooling which is included in inventory costs. Total depreciation expense on property and equipment was $53,000 for the six months ended June 30, 2011, including $36,000 of depreciation expense on product tooling which is included in inventory costs.

4.	Notes and Accrued Interest Payable to Related Parties

In July 2011, March 2012 and April 2012 the Company entered into secured promissory notes with certain of its investors, all of which are characterized as bridge loan financings. These notes had an aggregate principal balance of $4,700,000 and each matured one year from the date of issuance. The notes accrued interest at the rate of 7.5% per annum and are collateralized by substantially all of the assets of the Company. These notes are subordinate to the bank loan described in Note 5.

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

The notes and accrued interest were mandatorily convertible into preferred stock if a financing round with proceeds of $8,000,000 or greater at a per share price that is equal to or greater than the Series B convertible preferred stock price (“Qualified Financing”) occurred prior to the maturity dates. The conversion price was variable and was based on a sliding scale such that the investors were to receive a discount to the next round preferred stock price of 5% to 25% at the time of conversion depending on the timing of the next financing round. The note holders could also elect to convert their notes and accrued interest into shares with these same terms in the case of a financing event that was not a Qualified Financing. The notes and accrued interest were mandatorily convertible into Series B convertible preferred stock at the price of $1.00 per share in the event that there was a change in control of the Company prior to the maturity date and before the next Qualified Financing. After the maturity date, the note holders could have elected to convert their notes and accrued interest into shares issued in the next Qualified Financing at the price of the next Qualified Financing. These conversion features were considered to be contingent and therefore were not accounted for at the time of the note issuances.

In addition, as consideration for entering into the note financing agreement, the Company issued each note holder warrants exercisable into either common stock or preferred stock in the next round of financing (see Note 7). In the case of a financing event (either a Qualified Financing or not), each note holder would be issued warrants based on the warrant coverage amount divided by the conversion price as determined in accordance with the sliding scale described above. These warrants were to be exercisable into preferred stock of the next round of financing. In the case of a change in control each note holder would be issued warrants equal to the warrant coverage amount divided by $0.25. These warrants were to be exercisable into common stock. In all cases the warrants would have a term of 5 years from the date of issuance. These warrants were considered to be contingently issuable and therefore were not recorded by the Company at the time of the note issuances.

In May 2012, the total note and accrued interest balance of $4,905,187 converted into Series C convertible preferred stock, which was a Qualified Financing, as more fully described in Note 6. However, the note holders only retained their conversion rights and warrants with respect to the July 2011 bridge loan financing of $3,200,000 and the March and April 2012 notes and accrued interest converted into Series C convertible preferred stock with no discount to the $1.00 per share Series C stock price and no warrant coverage.

As a result of the resolution of the contingency described above, the Company was able to determine the amount of the beneficial conversion feature created by the discount for the converted notes and accrued interest to the Series C convertible preferred stock price and the warrants issued in connection with the note financings. The Company recorded a charge of $1,564,000 to interest expense during the six months ended June 30, 2012 representing the difference between the fair value of the Series C convertible preferred stock and the fair value of the warrants that were together issued for the $3,398,062 notes and accrued interest that converted into Series C convertible preferred stock at a discount. In May 2012, the Company also issued warrants to purchase 853,332 shares of Series C convertible preferred stock to certain of its investors that had outstanding notes and accrued interest funded in July 2011. The fair value of the warrants was estimated to be $434,000 which has been classified as interest expense in the Company’s statement of operations during the six months ended June 30, 2012.

5.	Bank Loan

In August 2010, the Company entered into a loan and security agreement (“Loan Agreement”) with a financial institution that allowed the Company to borrow up to $7,000,000. The Loan Agreement is comprised of $2,000,000 of term debt (“Term Debt”) and a $5,000,000 revolving credit line secured by the Company’s qualified accounts receivable (“AR Line”). In October 2011, the Company and the financial institution amended the Loan Agreement (the “October Amendment”) to, among other things, increase the maximum amount of borrowings under the AR Line to $10,000,000.

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

Term Debt

In September 2010 and March 2011, the Company borrowed the maximum amount of Term Debt under the Loan Agreement, in increments of $1,000,000 each. At June 30, 2012 and December 31, 2011, $1,000,000 and $1,333,333, respectively, of principal and $31,000 and $9,000, respectively, of accrued interest payable (which is included within accrued expenses in the accompanying balance sheets) were outstanding.

Annual maturities of Term Debt including minimum interest payments are as follows:

Six months ending December 31, 2012	$364
Year ending December 31, 2013	608
Year ending December 31, 2014	84

Total principal and interest	$1,056
Less: Amounts representing interest	(56)

Total principal	$1,000
Less: current portion	(667)

Bank loan, less current portion	$333
Less: unamortized debt discount	(46)

Bank loan, less current portion and unamortized debt discount	$287

Interest on amounts drawn accrues at 7.5% per year and is payable monthly. Principal and accrued interest are to be repaid in 36 equal monthly installments beginning on October 1, 2010 (for the first $1,000,000 drawn) and April 1, 2011 (for the second $1,000,000 drawn). Outstanding principal and accrued interest will be paid off on March 1, 2014. Aggregate borrowings can be prepaid at any time, however, amounts repaid cannot be re-borrowed. The Company is obligated to pay a final payment fee of 2% of the amounts drawn on the earlier of the prepayment date, if any, or the maturity date of each draw. The borrowings are collateralized by a first-priority security interest in substantially all of the assets of the Company.

AR Line

The Company’s AR Line is a revolving credit facility that permits it to borrow up to 80% of eligible accounts receivable as defined in the Loan Agreement. Under the original Loan Agreement interest was payable monthly at the greater of 6.5% per year or the financial institution’s prime rate (4.0% at June 30, 2012) plus 2.5% per year on 100% of eligible accounts receivable that have outstanding borrowings. The October Amendment changed the interest rate to the financial institution’s prime rate plus 1% per year if the Company maintained certain financial ratios or the financial institution’s prime rate plus 2% per year. The Company pays a collateral handling fee which varies based on certain financial ratios and ranges from 0% to 0.375% per month of 100% of eligible accounts receivable that have outstanding borrowings. The Company is also required to pay a minimum amount of $5,000 of interest on the AR Line each month and pay an annual fee of $25,000 to maintain availability of the AR Line. The Company had no outstanding borrowings under the AR Line at June 30, 2012. At December 31, 2011, the Company had outstanding borrowings of $2,054,000 on the AR Line and interest payable of $23,000. The maximum amount available under the AR Line at June 30, 2012 and December 31, 2011 was $718,000 and $3,661,000, respectively.

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

The Loan Agreement does not have any financial debt covenants. The financial institution can demand payment of amounts outstanding under the Loan Agreement in the case of a material adverse change in the Company’s business, operations or condition or a material impairment in the value of the collateral securing the loan.

As consideration for the Loan Agreement the Company paid fees of $39,000 and issued the financial institution a preferred stock warrant which is exercisable into Series B convertible preferred stock. As consideration for the October Amendment to the Loan Agreement the Company paid the financial institution a fee of $5,000. The warrant had a fair value of $61,000 on the date of issuance and has been classified, along with the other fees (including the annual fee on the AR Line described above), as a discount on the bank loan in the accompanying balance sheet. The debt discount is being amortized to interest expense over the term of the bank loan. The Company recorded amortization expense of $32,000 during the six months ended June 30, 2012 and $23,000 during the six months ended June 30, 2011. The remaining unamortized debt discount is $46,000 and $78,000 at June 30, 2012 and December 31, 2011, respectively.

See Note 12 which describes the amendment and restatement of the Loan Agreement executed in August 2012.

6.	Convertible Preferred Stock

Convertible preferred stock at June 30, 2012 consists of the following:

	Shares		Liquidation Preference
	Authorized	Outstanding

Series AA convertible preferred stock	13,333	13,333	$13,333
Series BB convertible preferred stock	10,778	9,398	9,398
Series C convertible preferred stock	17,388	13,535	13,535

Total convertible preferred stock	41,499	36,266	$36,266

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

Convertible preferred stock activity during the six months ended June 30, 2012 was as follows:

	“Old” Convertible Preferred Stock:
	Series A		Series B		Total “Old”
	Shares	Amount	Shares	Amount	Shares	Amount

Balance at December 31, 2011	13,333	$13,301	13,883	$13,716	27,216	$27,017

Conversion of Series A and Series B convertible preferred stock to common stock	(13,333)	(13,301)	(13,883)	(13,716)	(27,216)	(27,017)

Balance at June 30, 2012	—	$—	—	$—	—	$—

	Convertible Preferred Stock:
	“Old” (from above)		Series AA		Series BB		Series C		Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance at December 31, 2011	27,216	$27,017	—	$—	—	$—	—	$—	27,216	$27,017

Conversion of Series A and Series B convertible preferred stock to common stock	(27,216)	$(27,017)	—	—	—	—	—	—	(27,216)	(27,017)
Issuance of Series C convertible preferred stock	—	—	—	—	—	—	13,535	12,405	13,535	12,405
Series C convertible preferred stock issuance costs	—	—	—	—	—	—	—	(94)	—	(94)
Conversion of common to Series AA and Series BB convertible preferred stock	—	—	13,333	13,301	9,398	9,231	—	—	22,731	22,532
Beneficial conversion feature on Series C convertible preferred stock issued at a discount	—	—	—	—	—	—	—	1,564	—	1,564

Balance at June 30, 2012	—	$—	13,333	$13,301	9,398	$9,231	13,535	$13,875	36,266	$36,407

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

In May 2012, the Company’s articles of incorporation were restated and amended to authorize the Company to issue up to 41,499,535 shares of preferred stock, designated as 13,333,330 shares of Series AA convertible preferred stock, 10,778,000 shares of Series BB convertible preferred stock and 17,388,205 shares of Series C convertible preferred stock. The rights, preferences and privileges of the Series AA and Series BB convertible preferred stock are identical to the rights, preferences and privileges of the previously issued Series A and Series B convertible preferred stock, respectively, as described below.

In May 2012, the Company issued 13,534,874 shares of Series C convertible preferred stock for cash of $7,500,000 and the conversion of notes and accrued interest of $4,905,187. The purchase price of the stock was $1.00 per share, however, notes and accrued interest in the amount of $3,389,062 were converted at $0.75 per share based on a negotiated discount to the Series C convertible preferred stock price (see Note 4). In connection with the Company’s Series C convertible preferred stock financing all of the Company’s Series A and Series B convertible preferred stock was converted into common stock in May 2012 on a 1 share of common stock for 10 shares of preferred stock basis and the Series A and B convertible preferred stock classes were eliminated. Concurrently with the Series C convertible preferred stock financing the purchasers of the Series C convertible preferred stock were entitled to exchange shares of common stock that they had received upon the conversion of their Series A and Series B convertible preferred stock for shares of the Company’s newly created Series AA and Series BB convertible preferred stock on a 10 shares of preferred stock for 1 share of common stock basis. As part of this transaction, 4,484,529 previously issued shares of Series B convertible preferred stock were converted into 448,452 shares of common stock for investors who did not invest in the Series C convertible preferred stock financing. As a result, an amount equal to $4,485,000 within the Series B convertible preferred stock carrying value was reclassified to Additional Paid-in Capital. The Company’s Board also approved the replacement of outstanding warrants to purchase Series B convertible preferred stock with identical warrants to purchase Series BB convertible preferred stock.

The Company’s Board of Directors is authorized to determine the rights of each offering of preferred stock including, among other terms, dividend rights, voting rights, conversion rights, redemption prices and liquidation preferences, if any, subject to the limitations of applicable laws, regulations and its charter. The following summarizes the terms of the convertible preferred stock as of June 30, 2012:

Conversion rights - Each share of preferred stock is convertible, at the holder’s option, into such number of fully paid and non-assessable shares of Class A common stock as is determined by dividing the applicable original issue price by the conversion price, both as defined in the Company’s Amended and Restated Certificate of Incorporation. At June 30, 2012, the original issue price and conversion price is $1.00 per share for each of Series AA, Series BB and Series C convertible preferred stock, such that each share of preferred stock is convertible into Class A common stock on a one to one basis. In the event of the issuance of additional shares of common stock, subject to certain exclusions, at a price per share less than the conversion price in effect on the date of such issuance, the conversion price will be adjusted based on a weighted average anti-dilution formula. The conversion price is also subject to adjustment based on certain other anti-dilution provisions. Preferred stock will automatically convert into shares of Class A common stock at its then effective conversion rate immediately upon the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A common stock with gross proceeds to the Company of not less than $30,000,000 at a per share price of not less than $3.00 (“Qualified IPO”) or upon the consent of 66% of each series of stock voting as a single class. The Company is required to reserve and keep available, out of its authorized but unissued shares of Class A common stock, 41,499,535 shares for the conversion of Series AA, Series BB and Series C convertible preferred stock.

Liquidation preference - In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series C convertible preferred stock are entitled to receive,

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

prior and in preference to any distribution of any assets or surplus funds to the holders of the Series AA and Series BB convertible preferred stock, the Special Stock (see below for a description of the terms of the Special Stock) and the common stock, $1.00 per share plus any dividends declared but unpaid on such shares. After distribution to the Series C convertible preferred stockholders and prior and in preference to any distribution of any assets or surplus funds to the holders of the Series AA convertible preferred stock, the Special Stock and the common stock, the holders of Series BB convertible preferred stock are entitled to receive $1.00 per share plus any dividends declared but unpaid on such shares. After distribution to the Series C and Series BB convertible preferred stockholders and prior and in preference to any distribution of any assets or surplus funds to the holders of the Special Stock and the common stock, the holders of Series AA convertible preferred stock are entitled to receive $1.00 per share plus any dividends declared but unpaid on such shares. Thereafter, any remaining assets and funds of the Company will be distributed ratably to the holders of Class A common stock and Special Stock.

A liquidation event is deemed to include the Company’s sale of all or substantially all of its assets or the acquisition of the Company by another person or entity by means of merger or consolidation resulting from the transfer of 50% or more of the Company’s voting power. The preferred stockholders can waive this “deemed” liquidation preference by a majority vote.

The liquidation preference provisions of the convertible preferred stock are considered contingent redemption provisions that are not solely within the control of the Company. The Company has presented the convertible preferred stock in the mezzanine section of the balance sheet which is outside of the stockholders’ deficit section.

Voting rights - The preferred stockholders are entitled to one vote for each share of Class A common stock into which such preferred stock can be converted. The preferred stock generally votes together with the Special Stock and the common stock and not as a separate class. The Company’s Amended and Restated Articles of Incorporation include certain provisions which require a majority vote of each class of preferred stockholders with respect to certain actions of the Board of Directors including: (1) effecting an amendment or waiver of any of the provisions of the Company’s certificate of incorporation or bylaws which adversely affects the preferred stockholders; (2) declaring or paying any dividends; (3) authorization, creation or issuance of any share of capital stock senior to, or on parity with such series of preferred stock with respect to any preferences, designations, privileges or powers; and (4) alteration or change of the rights and preferences of its series of preferred stock. In addition, the vote of at least 66% of the preferred stock, voting as separate classes is required to: (1) increase or decrease the number of authorized shares of such series of preferred stock; (2) redeem, purchase or otherwise acquire any share or shares of preferred stock or Class A or Class B common stock (other than the repurchase of stock from employees, officers, directors or consultants of the Company in connection with the termination of their employment or services pursuant to agreements approved by the Company’s Board of Directors); (3) issue any equity securities of the Company or grant any options, warrants or other rights to acquire equity securities of the Company other than equity securities or options, warrants or other rights issued pursuant to the terms of equity incentive plans approved by the Company’s Board of Directors; and (4) adopt any new equity incentive plan, amend any existing equity incentive plan or increase the number of shares of the Company’s capital stock reserved for issuance under any such plan. As long as at least 40% of the total number of issued shares of Series BB convertible preferred stock remain outstanding the consent of the holders of at least 66% of the preferred stock, voting as a single class, is required to effect a sale of all or substantially all of the Company’s assets or the acquisition of the Company by another person or entity by means of merger or consolidation resulting from the transfer of 50% or more of the Company’s voting power.

Dividends - The holders of convertible preferred stock are entitled to receive noncumulative dividends in an amount per share equal to 8% of the original issuance price per annum when and if

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

declared by the Board of Directors. In all cases, if dividends are declared and paid to preferred stockholders they must have at least the same terms as dividends declared and paid to the common stockholders.

7.	Capitalization

Common and Special Stock

In May 2012, the Company’s articles of incorporation were restated and amended to authorize the Company to issue up to 50,536,351 shares of common stock, designated as 50,535,351 shares of Class A common stock and 1,000 shares of Class B common stock. The Company is also authorized to issue 1 share of Special Stock. The holder of the Special Stock is entitled to cast that number of votes equal to the greater of such holder’s actual votes or that number of votes equal to 80% of the voting power of all outstanding shares of capital stock of the Company in each vote of the stockholders of the Company or action by written consent of such stockholders held or taken for any purpose, including the election of directors. As of June 30, 2012, and December 1, 2011, 1 share of Special Stock was held by Idealab Holdings, LLC.

The Special Stock can be converted at any time, at the option of the holder, into 1 share of Class A common stock. Upon the closing of a Qualified IPO, the Special Stock will automatically convert into that number of shares of Class B common stock representing 80% of the total voting power of the Company after the public offering (including those shares of Class A stock already held by the holder of the Class B common stock). The Special Stock and Class B common stock will automatically convert into 1 share of Class A common stock upon: (1) the transfer of the Special Stock or Class B common stock to any person or entity other than Idealab or any of its wholly or majority owned subsidiaries or (2) the failure of Idealab or any of its wholly or majority owned subsidiaries to own or control at least 10% of the outstanding shares of Class A common stock of the Company, on an as converted basis.

No dividends shall be paid on the Class B common stock or the Special Stock in any year.

Warrants for Series BB Convertible Preferred Stock Issued with Bank Loan Agreement

In August 2010, the Company issued a warrant to a financial institution to purchase 100,000 shares of its Series BB convertible preferred stock in connection with the establishment of the Loan Agreement (see Note 5). The Series BB convertible preferred stock warrant has an exercise price of $1.00 per share and is exercisable at any time on or prior to August 12, 2020. The fair value of the warrant was $69,000 and $61,000 as of June 30, 2012 and December 31, 2011, respectively, and is recorded in other liabilities in the accompanying balance sheets. The fair value of the Series BB convertible preferred stock warrant increased by $8,000 during the six months ended June 30, 2012. There was no significant change in the fair value of the Series BB convertible preferred stock warrant during the six months ended June 30, 2011.

Warrants Issued with Notes Payable to Related Parties

In August 2010, the Company obligated itself to issue warrants to purchase 1,200,000 shares of Series BB convertible preferred stock to certain investors that had funded secured promissory notes. The Series BB convertible preferred stock warrants have an exercise price of $1.00 per share and are exercisable at any time on or prior to March 27, 2016. The warrants are exercisable through either a cash purchase or through a customary net-share settlement formula. The fair value of the warrants was $620,000 and $532,000 as of June 30, 2012 and December 31, 2011, respectively, is recorded in other liabilities in the accompanying balance sheets. The fair value of the Series BB convertible preferred stock

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

warrants increased by $88,000 during the six months ended June 30, 2012. There was no significant change in the fair value of the Series BB convertible preferred stock warrant during the six months ended June 30, 2011.

In July 2011, the Company obligated itself to issue warrants to purchase shares of either common stock, in the case of a qualified change in control, or convertible preferred stock in the next round of financing to certain investors that had funded secured promissory notes (see Note 4). The common stock warrants have an exercise price of $0.25 per share and the convertible preferred stock warrants have an exercise price equal to a discount to the per share price of the next round of financing. Both the common and preferred stock warrants are exercisable within 5 years of the date of issuance and are exercisable through either a cash purchase or through a customary net-share settlement formula. As described in Note 4, the Company issued warrants to purchase 853,332 shares of Series C convertible preferred stock to certain of its investors that funded the July 2011 note financing. The fair value of the warrants was estimated to be $434,000 which has been classified as interest expense in the Company’s statement of operations during the six months ended June 30, 2012. The fair value of the Series C convertible preferred stock warrants increased by $57,000 during the six months ended June 30, 2012 resulting in a warrant liability of $491,000 at June 30, 2012.

The Series BB and Series C preferred stock warrants were valued using the Black-Scholes option pricing model and have a total fair value of $1,180,000 at June 30, 2012. Management determined the approximate fair value using an exercise price of $1 per share; an expected life of 8.2 years, in the case of the warrants issued with the Loan Agreement and 3.8 and 4.9 years in the case of the Series BB and Series C warrants, respectively, issued with the notes payable to related parties; expected volatility of 60%; dividend yield of 0% and a risk free rate of 0.37%.

The preferred stock warrants issued with the Loan Agreement and the preferred stock warrants issued with the notes payable to related parties were valued using the Black-Scholes option pricing model and have a total fair value of $593,000 at December 31, 2011. Management determined the approximate fair value using an exercise price of $1 per share; an expected life of 10 years, in the case of the warrants issued with the Loan Agreement and 5 years in the case of the warrants issued with the notes payable to related parties; expected volatility of 51%; dividend yield of 0% and a risk free rate of 0.87%.

8.	Stock-Based Compensation

The Company is authorized to issue up to 8,556,363 shares of its common stock pursuant to the 2007 Stock Option Plan (the “2007 Plan”). As of June 30, 2012, 1,719,802 options are available for grant under the 2007 Plan. The purpose of the 2007 Plan is to incent employees, directors and consultants who render services to the Company by providing opportunities to purchase stock in the Company. All options granted will expire ten years from their date of issuance. Incentive stock options generally have a four-year vesting period from their date of issuance and nonqualified options have various vesting schedules generally ranging from immediate vesting to vesting within three years. Stock purchase rights may also be granted under the terms of the 2007 Plan; however, as of June 30, 2012 none have been issued.

The Company’s Board of Directors administers the 2007 Plan, selects the individuals to whom options will be granted, determines the number of options to be granted and the term and exercise price of each option. Incentive stock options granted pursuant to the terms of the 2007 Plan cannot be granted with an exercise price of less than 100% of the fair market value of the underlying stock on the date of grant or 110% if the award is issued to a ten percent or more stockholder of the Company. Nonstatutory stock

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

options granted pursuant to the terms of the 2007 Plan cannot be granted with an exercise price of less than eighty-five percent of the fair market value of the underlying stock on the date of grant or 110% for awards granted to a ten percent or more stockholder of the Company. The term of the options granted under the 2007 Plan cannot be greater than ten years; five years for incentive stock options granted to optionees who have a greater than ten percent ownership interest in the Company. Options granted generally vest twenty-five percent on the one-year anniversary of the date of grant with the remaining balance vesting equally on a monthly basis over the subsequent three years. For the six months ended June 30, 2012 and June 30, 2011, the Company recorded stock-based compensation expense in the following categories on its statement of operations:

	Six Months Ended
	June 30, 2012	June 30, 2011
Cost of revenues	$—	$—
Sales and marketing	—	—
Research and development	31	19
General and administrative	32	20

Total stock-based compensation expense	$63	$39

The following table summarizes stock option activity for the six months ended June 30, 2012:

	Number of Options	Wgt Avg Exercise Price	Wgt Avg Remaining Contract Life (Yrs)	Aggregate Intrinsic Value
Outstanding at January 1, 2012	4,769	$0.19
Granted	1,932	$0.34
Exercised	—	$0.00
Canceled/forfeited	(12)	$0.25

Outstanding at June 30, 2012	6,689	$0.24	7.48	$669

Vested and exercisable as of June 30, 2012 and expected to vest thereafter	6,689	$0.24	7.48	$669
Vested and exercisable as of June 30, 2012	4,122	$0.19	6.17	$618

The following table summarizes stock option activity for the six months ended June 30, 2011:

	Number of Options	Wgt Avg Exercise Price	Wgt Avg Remaining Contract Life (Yrs)	Aggregate Intrinsic Value
Outstanding at January 1, 2011	3,818	$0.18
Granted	1,098	$0.25
Exercised	—	$0.00
Canceled/forfeited	(51)	$0.24

Outstanding at June 30, 2011	4,865	$0.20	7.52	$267

Vested and exercisable as of June 30, 2011 and expected to vest thereafter	4,865	$0.20	7.52	$267
Vested and exercisable as of June 30, 2011	3,769	$0.18	6.95	$251

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

The aggregate intrinsic value in the tables above represent the difference between the estimated fair value of the Company’s common stock and the option exercise price, multiplied by the number of in-the-money options measured at June 30, 2012 and June 30, 2011. The intrinsic value changes are based on the estimated fair value of the Company’s common stock. At June 30, 2012, total remaining stock-based compensation expense for unvested awards is $473,000, which is expected to be recognized over a weighted-average period of 3.4 years. At December 31, 2011, total remaining stock-based compensation expense for unvested awards is $164,000, which is expected to be recognized over a weighted-average period of 2.8 years.

9.	Income Taxes

The Company was part of the Idealab federal consolidated income tax reporting group from January 9, 2007 (inception) to January 31, 2008 and is part of the Idealab combined income tax reporting group for state income tax purposes. The Company is a party to an income tax sharing agreement with Idealab. Pursuant to the tax sharing agreement the Company will be reimbursed for the allocated tax benefit of net operating losses that were used by the group. Reimbursement under the tax sharing agreement will be due at the time that such allocated losses would have otherwise been utilizable by the Company on a stand-alone basis.

The consolidated amount of current and deferred income tax expense for a group that files a consolidated tax return is allocated among the members of the group when those members issue separate financial statements. The Company’s income tax provision has been computed as if the Company were a separate entity from Idealab.

Management has determined, after evaluating all positive, negative, historical and prospective evidence that it is more likely than not that the Company’s deferred tax assets will not be realized. As a result of the Company’s net operating losses and the inability to record a benefit for its deferred income tax assets, the Company has not recorded a provision for income taxes. The Company’s effective income tax rate differs from the federal statutory income tax rate of 34% due primarily to the valuation allowance on deferred tax assets.

The utilization of net operating loss carryforwards and research and development credit carryforwards may be limited under Section 382 of the Code based on additional changes in the ownership of the Company. These limitations could significantly impact the timing and amount of future income tax obligations, if any.

At June 30, 2012, the Company has no significant unrecognized tax positions. The Company’s policy is to recognize interest and penalties, if any, related to uncertain tax positions as a component of income tax expense. For the six months ended June 30, 2012 and June 30, 2011, the Company did not recognize any interest or penalties for uncertain tax positions. The Company is currently not under examination by the United States Internal Revenue Service or any other state, city or local jurisdiction. As such, the Company is subject to the standard statutes of limitations by the relevant tax authorities for federal and state purposes. The Company remains subject to federal and state tax examinations by tax authorities for all tax years ended since inception.

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

10.	Related Party Transactions

The Company receives a variety of overhead services from Idealab. Such services include accounting, human resources, legal, information technology, marketing and public relations. Idealab charges the Company a fee based on the cost to Idealab of the specific services provided and these fees totaled $173,000 for the six months ended June 30, 2012 and $132,000 for the six months ended June 30, 2011.

The Company’s employees participate in Idealab’s payroll benefit plans. Idealab charges the Company for payroll benefit costs paid on the Company’s behalf. The Company’s employees also participate in Idealab’s defined contribution plan for the benefit of all of its eligible employees. Participants may contribute a portion of their compensation up to the Internal Revenue Service’s annual contribution limit. The Company, within the guidelines of the Idealab plan, may make discretionary contributions to the plan. The Company has not made any contributions to the plan since its inception.

The Company had amounts payable to Idealab of $60,000 at June 30, 2012. The Company had amounts payable to Idealab of $530,000 at December 31, 2011, including accrued interest of $13,000 for past due amounts.

As more fully described in Note 4, the Company had entered into secured convertible promissory notes with certain of its investors. The notes and accrued interest converted into Series C convertible preferred stock in May 2012.

In connection with the purchase of the Company’s Series A convertible preferred stock, as described in Note 1, the Company entered into a worldwide, perpetual, royalty-free license with Future Vision, to use certain vision-related software code, intellectual property and marks exclusively in defined fields of use. Future Vision has also entered into a similar license with another unrelated company to use the same software code, intellectual property and marks in other defined fields of use.

11.	Commitments and Contingencies

The Company leases its office space under a non-cancellable operating lease agreement expiring in August 2016. Future minimum lease payments under this operating lease as of June 30, 2012 are as follows:

Six months ending December 31, 2012	$146
Year ending December 31, 2013	298
Year ending December 31, 2014	307
Year ending December 31, 2015	316
Year ending December 31, 2016	215

Total minimum lease payments	$1,282

The Company licenses the rights to certain technology from a third party for exclusive use in certain markets. This license agreement requires the Company to pay royalties, including guaranteed or minimum royalty amounts, based on the revenue generated from the sale of products which include the licensed technology. The agreement expires when the copyright for the underlying licensed technology expires. During the six months ended June 30, 2012, the Company paid royalties of $280,000, of which $140,000 is

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

included in cost of revenues in the accompanying statement of operations ($140,000 is included in prepaid expenses in the accompanying balance sheet). During the six months ended June 30, 2011, the Company paid royalties of $150,000, of which $75,000 is included in cost of revenues in the accompanying statement of operations.

At June 30, 2012 the Company had firm commitments to purchase raw materials and finished goods inventory from its suppliers in the amount of $4,000,000.

From time to time the Company may be involved in disputes that have arisen in the ordinary course of business. Management believes the ultimate resolution of these disputes will not have a material adverse impact on the Company’s results of operations, financial position or cash flows.

The Company has entered into contractual agreements with certain customers, which include provisions for indemnifying the customer against losses, expenses and liabilities from damages that may be awarded against the customer in the event the Company’s software is found to infringe upon a patent, copyright, trademark, or other proprietary rights of a third party. Additionally, in the normal course of business, the Company has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. The Company has also agreed to indemnify directors and officers of the Company to the maximum extent permitted under the laws of the State of Delaware. These indemnifications may survive termination of the underlying agreement and the maximum potential amount of future payments the Company could be required to make under these indemnification provisions may not be subject to maximum loss clauses. The Company believes its internal development processes and other policies and practices limit its exposure related to the indemnification provisions of its contractual agreements. To date, the Company has not had to reimburse any of its counterparties for any losses related to these indemnification provisions and no claims are outstanding as of June 30, 2012.

The Company has not recorded any liability for these indemnities and commitments in the accompanying balance sheet. The Company does, however, accrue for losses for any known contingent liability, including those that may arise from indemnification provisions, when future payment is probable.

12.	Subsequent Events

The Company has evaluated subsequent events through December 3, 2012, the date the unaudited financial statements were issued.

In October 2012, the Company was acquired by an unrelated third party. All issued and outstanding shares of the Company’s capital stock and outstanding vested options were converted into the right to receive merger consideration. The acquiring third party became the sole stockholder.

In August 2012, the Loan Agreement (see Note 5) was amended and restated to refinance the existing Term Debt by entering into a new term debt agreement (the “New Term Debt”) which allowed the Company to borrow up to $3,000,000. The Company has repaid the outstanding principal and accrued interest on the old Term Loan and drawn the full $3,000,000. The New Term Debt is required to be fully drawn at inception and requires interest only payments for a period of six months. Principal and interest on the New Term Debt is due in 36 equal monthly payments beginning six months after the first interest only payment. Additionally, if the Company maintains certain minimum cash requirements, as defined in the amendment, interest on the AR Line would be charged based on the net amount borrowed. The amendment to the Loan Agreement also requires the Company to meet certain minimum three-month revenue targets as measured each month.

See accompanying independent accountants’ review report.

EVOLUTION ROBOTICS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2012

(tabular amounts in thousands, except per share data)

As consideration for the amendment to the Loan Agreement the Company paid a fee of $15,000 and issued the financial institution a warrant to purchase approximately 265,000 shares of the Company’s common stock at a strike price of $0.34 per share. The warrant has a 10 year term. The costs and fair value of the warrant were recorded as a discount on debt and amortized to interest expense over the remaining term of the loan. All amounts outstanding under the Loan Agreement were extinguished in conjunction with the Company being acquired in October 2012. As part of the October 2012 repayment, the financial institution agreed to waive the final payment fee of 2% on amounts drawn on the Term Debt, and sold the common warrant to the Company for $250,000.

See accompanying independent accountants’ review report.